Exhibit 99.1

GlobalWise Investments, Inc.

Columbus, Ohio

www.GlobalWiseInvestments.com

614-388-8909

Contact@GlobalWiseInvestments.com

Mission Investor Relations

Atlanta, Georgia

http://www.MissionIR.com

404-941-8975

Investors@MissionIR.com

 GlobalWise Reports Third Quarter 2012 Financial Results and Provides Revised Fiscal 2012 Guidance

-- Achieves 15% Revenue Growth and 23% Increase in Gross Profit Over the Year-Ago Third Quarter --

-- Achieves 36% Revenue Growth and 43% Increase in Gross Profit Over the Year-Ago Nine Month Period ended September 30, 2011 --

COLUMBUS, OH, November 15, 2012 – GlobalWise Investments, Inc. (OTCBB: GWIV) (OTCQB: GWIV) (www.GlobalWiseInvestments.com) and its wholly owned subsidiary Intellinetics, Inc., an enterprise content management (“ECM”) software development, sales and marketing company serving both public and private sector clients, today announce financial results for the third quarter and nine months ended September 30, 2012.

Financial Highlights for the Third Quarter ended September 30, 2012:

o	Total revenue increased by 15% to $711,737 compared to $617,026 in the year-ago third quarter;
o	Gross profit improved to $484,205, a 23% increase over the year-ago third quarter of $395,104;
o	Gross profit margin increased to 68% compared to 64% in the year-ago third quarter;
o	Operating expenses, excluding non-recurring and non-cash expenses totaling $206,800, increased to $682,976 from $438,821 in the year-ago third quarter; and
o	Adjusted EBITDA (as defined below) for the third quarter was ($192,034) compared to ($34,569) in the year-ago third quarter.

Financial Highlights for the Nine Months ended September 30, 2012:

o	Total revenue increased 36% to $1,959,350 compared to $1,438,203 in the year-ago nine month period;
o	Gross profit improved by 43% to $1,137,709 compared to $794,748 in the year-ago nine month period;
o	Gross profit margin increased to 58% compared to 55% in the year-ago nine month period;
o	Operating expenses, excluding non-recurring and non-cash expenses totaling $987,800, increased to $1,730,945 compared to $1,228,510 in the year-ago nine month period; and
o	Adjusted EBITDA (as defined below) for the nine months ended September 30, 2012, was ($572,062) compared to ($403,481) in the year-ago nine month period.

“Excluding non-recurring and non-cash charges, our operating expenses were materially unchanged in the third quarter 2012 vs. the second quarter 2012 at around $680,000,” stated William J. “BJ” Santiago, CEO of GlobalWise. “We expect operating expenses to remain relatively stable at current levels as revenue increases. We’re seeing a continued increase in channel partner sales activity and are currently on track to achieve steady revenue growth in the fourth quarter.”

Revised Fiscal Year 2012 Guidance:

Based upon the Company’s current sales funnel and recent Channel Partner activity, GlobalWise currently expects annual revenue in 2012 to be in the range of $2.8 million to $3.3 million.

Non-GAAP Financial Measure:

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents adjusted earnings before interest, taxes, depreciation and amortization, share based payments and expenses that management believes will not recur in future periods, including certain acquisition-related expenses (“Adjusted EBITDA”). Adjusted EBITDA is calculated by deducting operating and other expenses from gross profit and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense, non-cash share-based payments, acquisition-related expenses and any gain or loss on disposal of assets. This non-GAAP financial measure is intended to provide investors with additional insight into our ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

A reconciliation of the Company’s GAAP Net (Loss) for the quarters and nine months ended September 30, 2011 and 2012 to its non-GAAP Adjusted EBITDA for the same periods is provided below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Net Loss	(492,607)	(91,749)	(1,795,731)	(555,893)
Depreciation	6,737	9,148	21,174	30,281
Interest Expense, net	87,036	48,032	214,695	122,131
Non-Recurring, Non-Cash Compensation included in SG&A	206,800	-	206,800	-
Non-Recurring Public Transaction Related Expenses included in SG&A	-	-	781,000	-
Adjusted EBITDA	$(192,034)	$(34,569)	$(572,062)	$(403,481)

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company’s flagship platform, IntellivueTM, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape – virtually anything that can be digitized – in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

For additional information, please visit the Company’s corporate website: www.GlobalWiseInvestments.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Financial Tables Follow

	GLOBALWIDE INVESTMENTS, INC. and SUBSIDIARY
	Condensed Consolidated Statements of Operations
	(unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Sale of software licenses without professional services	$84,134	$60,844	$140,812	$97,644
Sale of software licenses with professional services	307,167	308,447	720,562	551,211
Software as a service	25,425	41,575	79,062	110,902
Software maintenance services	201,539	148,238	574,848	462,480
Consulting services	93,472	57,922	444,066	215,966

Total revenues	711,737	617,026	1,959,350	1,438,203

Cost of revenues:
Sale of software licenses without professional services	8,271	3,810	40,103	13,261
Sale of software licenses with professional services	109,229	124,894	372,084	354,384
Software as a service	7,478	7,057	21,372	20,573
Software maintenance services	34,719	29,757	96,003	81,929
Consulting services	67,836	56,404	292,080	173,308

Total cost of revenues	227,532	221,922	821,641	643,455

Gross profit	484,205	395,104	1,137,709	794,748

Operating expenses:
General and administrative	589,403	229,445	1,758,602	731,079
Sales and marketing	293,636	200,228	938,969	467,150
Depreciation	6,737	9,148	21,174	30,281

Total operating expenses	889,776	438,821	2,718,745	1,228,510

Loss from operations	(405,571)	(43,717)	(1,581,036)	(433,762)

Other income (expense)

Interest expense, net	(87,036)	(48,032)	(214,695)	(122,131)

Net Loss	$(492,607)	$(91,749)	$(1,795,731)	$(555,893)

Basic and diluted net loss per share	$(0.01)	$(0.00)	$(0.06)	$(0.02)

Weighted average number of common shares
outstanding - basic and diluted	33,022,913	22,757,100	32,082,486	22,757,100

Adjusted EBITDA:
Net Loss	(492,607)	(91,749)	(1,795,731)	(555,893)
Depreciation	6,737	9,148	21,174	30,281
Interest Expense, net	87,036	48,032	214,695	122,131
Non-Recurring, Non-Cash Compensation included in SG&A	206,800	-	206,800	-
Non-Recurring Public Transaction Related Expenses included in SG&A	-	-	781,000	-
Adjusted EBITDA	$(192,034)	$(34,569)	$(572,062)	$(403,481)

GLOBALWISE INVESTMENTS, INC.
Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	September 30,	December 31,
	2012	2011
Current assets:
Cash	$21,205	$140,271
Accounts receivable, net	281,206	335,453
Prepaid expenses and other current assets	51,246	18,398
Total current assets	353,657	494,122

Property and equipment, net	65,375	32,771
Other assets	39,318	46,404

Total assets	$458,350	$573,297

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,024,984	$389,080
Accrued expenses, related parties	30,405	-
Deferred revenues	586,009	964,043
Derivative liability	-	-
Convertible notes payable, net of discount	97,500	-
Notes payable - current	1,446,310	747,778
Notes payable - related party - current	370,000	-
Total current liabilities	3,555,208	2,100,901

Long-term liabilities:
Deferred compensation	245,357	215,011
Notes payable - net of current portion	1,304,650	1,528,915
Notes payable - related party - net of current portion	276,707	262,707
Deferred interest expense	39,564	17,063
Other long-term liabilities - related parties	169,964	157,859
Total long-term liabilities	2,036,242	2,181,555
Total liabilities other than shares	5,591,450	4,282,456
Shares subject to mandatory redemption	-	111,235
Total liabilities	5,591,450	4,393,691

Commitments and contingencies
Excess of liabilities over assets (deficit)	-	(3,820,394)
Total liabilities and excess of liabilities over assets (deficit)	5,591,450	573,297
Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized;
33,022,913 shares issued and outstanding at September 30, 2012	33,023	-
Additional paid-in capital	312,783	-
Accumulated deficit	(5,478,906)	-
Total stockholders' deficit	(5,133,100)	-
Total liabilities and excess of liabilities over assets (deficit) and stockholders' deficit	$458,350	$573,297